Exhibit 99.2

Alpha Modus Corp.

Financial Statements

As of and for the Three and Nine Months ended September 30, 2024

ALPHA MODUS CORP.

Balance Sheets

As of September 30, 2024 and December 31, 2023

(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash	$66,011	$106,809
Other receivables	-	15,000
Total current assets	66,011	121,809
Total assets	$66,011	$121,809

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$60,706	$11,844
Accrued liabilities to related party	74,124	88,350
Accrued interest payable to related party	65,331	22,064
Payable to related party, net of discount	1,475,691	964,125
Total current liabilities	1,675,852	1,086,383
Total liabilities	1,675,852	1,086,383

Commitments and contingencies (see Note 5)	-	-

Stockholders’ deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
Series A preferred stock, $0.0001 par value, 5,100,000 shares authorized, 0 shares issued and outstanding	-	-
Series B preferred stock, $0.0001 par value, 10 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 490,000,000 shares authorized, 13,645,000 and 11,000,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1,365	1,100
Additional paid-in capital	2,762,992	2,697,132
Accumulated deficit	(4,374,198)	(3,662,806)
Total stockholders’ deficit	(1,609,841)	(964,574)
Total liabilities and stockholders’ deficit	$66,011	$121,809

The accompanying notes are an integral part of these unaudited financial statements.

ALPHA MODUS CORP.
Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
		(Restated)		(Restated)
Revenue	$-	$-	$-	$-

Operating expenses
Professional fees	124,800	124,336	311,637	146,658
General and administrative expenses	161,331	(118,436)	285,958	30,861
Total operating expenses	286,131	5,900	597,595	177,519
Operating loss	(286,131)	(5,900)	(597,595)	(177,519)

Other income (expenses)
Interest income	3	1	8	4
Interest expense	(29,618)	(22,090)	(127,892)	(57,474)
Total other income (expense)	(29,615)	(22,089)	(127,884)	(57,470)
Net loss	$(315,746)	$(27,989)	$(725,479)	$(234,989)

Net loss per common share – basic and diluted	$(0.02)	$(0.00)	$(0.06)	$(0.08)
Weighted average number of shares of common stock – basic and diluted	13,645,000	6,453,851	12,575,566	2,946,677

The accompanying notes are an integral part of these unaudited financial statements.

ALPHA MODUS CORP.
Statement of Changes in Stockholders’ Deficit
For the Nine Months Ended September 30, 2024 and 2023 (Restated)

(Unaudited)

	Preferred Stock				Common Stock		Additional		Total
	Series A		Series B				Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	-	$-	-	$-	11,000,000	$1,100	$2,697,132	$(3,662,806)	$(964,574)
Imputed interest discounts on related party notes	-	-	-	-	-	-	-	4,824	4,824
Shares issued for note extension with related party	-	-	-	-	1,400,000	140	34,860	-	35,000
Net loss for the period	-	-	-	-	-	-	-	(222,696)	(222,696)
Balance, March 31, 2024	-	-	-	-	12,400,000	1,240	2,731,992	(3,880,678)	(1,147,446)
Imputed interest discounts on related party notes	-	-	-	-	-	-	-	9,263	9,263
Shares issued for cash and financing incentive	-	-	-	-	1,000,000	100	24,900	-	25,000
Shares issued for services	-	-	-	-	245,000	25	6,100	-	6,125
Net loss for the period	-	-	-	-	-	-	-	(187,037)	(187,037)
Balance, June 30, 2024	-	-	-	-	13,645,000	1,365	2,762,992	(4,058,452)	(1,294,095)
Net loss for the period	-	-	-	-	-	-	-	(315,746)	(315,746)
Balance, September 30, 2024	-	$-	-	$-	13,645,000	$1,365	$2,762,992	$(4,374,198)	$(1,609,841)

	Preferred Stock				Common Stock		Additional		Total
	Series A		Series B				Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2022	5,100,000	$510	10	$-	1,197,208	$120	$3,047,035	$(3,205,587)	$(157,922)
Return of Common shares for cancellation	-	-	-	-	(36,400)	(4)	(140,996)	-	(141,000)
Net loss for the period	-	-	-	-	-	-	-	(167,856)	(167,856)
Balance, March 31, 2023	5,100,000	510	10	-	1,160,808	116	2,906,039	(3,373,443)	(466,778)
Net loss for the period	-	-	-	-	-	-	-	(39,144)	(39,144)
Balance, June 30, 2023 (Restated)	5,100,000	510	10	-	1,160,808	116	2,906,039	(3,412,587)	(505,922)
Conversion of Series A into common stock	(5,100,000)	(510)	-	-	5,100	1	509	-	-
Conversion of Series B into common stock	-	-	(10)	-	100,000,000	10,000	(10,000)	-	-
Return of Common shares for cancellation	-	-	-	-	(90,165,908)	(9,017)	(199,416)	-	(208,433)
Imputed interest discounts on related party notes	-	-	-	-	-	-	-	27,272	27,272
Net loss for the period	-	-	-	-	-	-	-	(27,989)	(27,989)
Balance, September 30, 2023 (Restated)	-	$-	-	$-	11,000,000	$1,100	$2,697,132	$(3,413,304)	$(715,072)

The accompanying notes are an integral part of these unaudited financial statements.

ALPHA MODUS CORP.
Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities:		(Restated)
Net loss	$(725,479)	$(234,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	84,625	57,474
Stock issued for services	6,125	-
Change in assets and liabilities:
Other receivables	15,000	-
Accounts payable and accrued expenses	48,862	-
Accrued liabilities - related party	(14,226)	(127,105)
Accrued interest payable - related party	43,267	-
Net cash used in operating activities	(541,826)	(304,620)

Cash flows from investing activities:
Net cash provided by investing activities	-	-

Cash flows from financing activities:
Proceeds from note payable	-	-
Proceeds from related party loan	500,000	600,000
Repayment of notes payable to related parties	(23,972)	(61,958)
Proceeds from sale of common stock	25,000	-
Repurchase of common stock to cancel	-	(141,000)
Net cash provided by financing activities	501,028	397,042
Net change in cash	(40,798)	92,422

Cash at beginning of period	106,809	3,006
Cash at end of period	$66,011	$95,428

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental non-cash information
Return of common shares for cancellation	$-	$208,433
Renegotiated notes payable	$453,750	$75,000
Common shares issued for note incentive	$35,000	$-
Discounts on notes payable applied directly against accumulated deficit	$14,087	$27,272

The accompanying notes are an integral part of these unaudited financial statements.

ALPHA MODUS CORP.
Notes to the Financial Statements
September 30, 2024

(Unaudited)

NOTE 1 — NATURE OF OPERATIONS

Company Background

Alpha Modus Corp. (the “Company,” “we,” “us,” “our,” or “Alpha Modus”), was incorporated in the State of Florida on July 11, 2014.

Nature of Operations

Alpha Modus was founded as an artificial intelligence software as a service provider. As of January 2020, Alpha Modus abandoned its software and deemed it not technologically feasible. Since that time, the Company has focused on developing its patents. Alpha Modus was awarded US Patent No. 10,360,571 (the “571 Patent”) on July 23, 2019. Since August 2019, Alpha Modus has focused on research and development to expand claims of the 571 Patent. The Company intends to begin commercialization efforts of the 571 Patent family in 2024.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with Article 8 of Regulation S-X and pursuant to the rules and regulations of the SEC. Accordingly, certain disclosures included in the annual financial statements have been omitted from these financial statements as they are not required for interim financial statements. In the opinion of Management, the unaudited financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected through December 31, 2024 or any future period.

The accompanying unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form S-4/A filed by the Company with the SEC on September 13, 2024.

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of December 31st.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Business Segments

The Company operates in one segment and therefore segment information is not present.

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses since the Company does not have any revenue stream. On September 30, 2024, we had $66,011 in cash. Our net loss incurred for the nine months ended September 30, 2024 was $725,479. The working capital deficit was $1,609,841 on September 30, 2024. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financings. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large banking institutions that are reputable, therefore mitigating the risks.

Fair Value of Financial Instruments

The book values of cash approximate its respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

●	Level one — Quoted market prices in active markets for identical assets or liabilities;

●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company does not have any dilutive shares of common stock as of September 30, 2024 or 2023.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax basis.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the periods in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the period of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of September 30, 2024 and December 31, 2023. Interest and penalties if any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the nine months ended September 30, 2024 and 2023.

Notes payable

The Company issued various notes payable to related parties. These notes payable included original issue discounts and debt issuance costs.

Original issue discounts. The Company accounts for the original issue discounts in accordance with Accounting Standards Codification (“ASC”) No. 835-30, Interest and Imputation of Interest, which requires the Company to record the discount as a contra-liability and amortize it over the term of the underlying note using the interest method.

Debt issuance costs. The Company accounts for debt issuance costs in accordance with ASC No. 470-20, Debt, which requires the Company to recognize a contra-liability for costs incurred with the issuance of debt instruments. These contra-liabilities are amortized over the term of the underlying note payable using the interest method.

Related Parties

In accordance with ASC 850 “Related Party Disclosure”, a party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 3 — RELATED PARTY TRANSACTIONS

In 2021, William Alessi (“Alessi”), an officer and director of the Company, loaned the Company $89,929 and received a payment of $4,000, for a net of $85,929. The loan is informal, unsecured, due on demand and bears 10% interest. The accrued interest as of December 31, 2023 was $3,612. The accrued interest as of September 30, 2024 was $5,436. In 2023, the Company made payments of $61,958 towards the balance of the loan. On April 17, 2024, the Company paid the remaining balance of $23,972. As of September 30, 2024 and December 31, 2023, the balance was $0 and $23,972, respectively.

On January 17, 2023, the Company and Janbella Group, LLC (“Janbella”), which is controlled by Alessi, entered into a secured convertible promissory note for $412,500. The note included the $75,000 balance as of December 31, 2022, an additional $300,000, and an OID of $37,500. The note matures on January 17, 2024. The OID of $37,500 was recorded as a debt discount and was being amortized over the life of the original note ending on January 17, 2024. On August 31, 2023, the Company and Janbella entered into an Amended and Restated 12% Senior Secured Promissory Note for $453,750. This note was a modification of the $412,500 note dated January 17, 2023. The Company treated this as a modification of debt. All assets of the Company are collateral for the note. In the event of a Qualified Offering prior to the maturity date, at the option of Janbella, for every dollar received in a Qualified Offering, Janbella would receive $0.50, until the outstanding principal and interest are paid. Janbella is managed by Alessi. The note is convertible at a conversion price of $1.00. In the event of a merger or consolidation, the payment due to Janbella is 200% of the principal. During the year ended December 31, 2023, the Company amortized $35,753 of this discount. As of December 31, 2023, there is a remaining balance of $1,747 left of the OID. During the nine months ended September 30, 2024, the Company amortized the remaining balance of $1,747 of this discount. There was a one-time interest charge of 10%, or $41,250, which was recorded as original interest discount and is being amortized over the life of the original note ending on January 17, 2024. During the year ended December 31, 2023, the Company amortized $39,329 of this discount. As of December 31, 2023, there was a balance remaining of $1,921. During the nine months ended September 30, 2024, the Company amortized the remaining balance of $1,921 of this discount. On March 29, 2024, the Company extended this note to June 7, 2024 and issued 1,400,000 shares of common stock to the JanBella. The stock was valued at $0.025 per share for a total value of $35,000. The Company recorded the charge of $35,000 as a debt discount and amortized $35,000 as debt discount interest expense during the nine months ended September 30, 2024. As of September 30, 2024 and December 31, 2023, the balance was $453,750 and $453,750, with accrued interest $18,452 and $59,895, respectively.

On August 31, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $27,272, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2023, the Company amortized $9,116 of this discount. As of December 31, 2023, the balance of this discount was $18,157. During the nine months ended September 30, 2024, the Company amortized $18,157 of this discount. As of September 30, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. As of September 30, 2024 and December 31, 2023, the balance on this note was $300,000.

On November 6, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $221,941. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $16,804, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2023, the Company amortized $3,091 of this discount. As of December 31, 2023, the balance of this discount was $13,713. During the nine months ended September 30, 2024, the Company amortized $13,713 of this discount. As of September 30, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. As of September 30, 2024 and December 31, 2023, the balance on this note was $221,941.

On February 28, 2024, the Company and Janbella entered into a verbal agreement for a $100,000 0% Senior Secured Promissory Note. On May 17, 2024, the Company and Janbella formalized the February 28, 2024 verbal agreement by entering into an 0% Senior Secured Promissory Note for $400,000 and JanBella funded an additional $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $14,087, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the nine months ended September 30, 2024, the Company amortized $14,087 of this discount. As of September 30, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. On September 24, 2024, the Company and Janbella entered into a verbal agreement for an additional $100,000 0% Senior Secured Promissory Note. As of September 30, 2024 and December 31, 2023, the balance on this note was $500,000 and $0, respectively.

During the fiscal year ending December 31, 2023, the Company agreed to reimburse Mr. Alessi $208,433 for the cancellation of 90,165,908 shares and the potential acquisition of Alpha Modus Corp. by Insight Acquisition Corp. Payments of $120,083 had been made during 2023, leaving a balance due to Mr. Alessi of $88,350 as of December 31, 2023. During the nine months ended September 30, 2024, the Company made payments of $14,226, leaving a balance due of $74,124.

NOTE 4 — STOCKHOLDERS’ EQUITY

Preferred Stock

Alpha Modus was incorporated on July 11, 2014, under the laws of the state of Florida with 10,000,000 authorized shares of preferred stock with $0.0001 par value.

Series A Preferred Stock

On March 8, 2021, the Board of Directors of the Company amended the Series A preferred stock with a par value of $0.0001 per share. As amended, each share of the Series A preferred stock is entitled to one vote and each ten shares of Series A preferred stock is convertible into one share of common stock.

On April 27, 2021, the Company filed an amended Certificate of Designation (the “Series A Amendment”) regarding the rights associated with the Company’s shares of Series A preferred stock (the “Series A Preferred Shares”). The Series A Amendment modified the conversion entitlements associated with the Series A Preferred Shares. The conversion entitlements were increased from one share of common for ten shares of Series A Preferred Shares to one share of common for 1,000 shares of Series A Preferred Shares. The conversion change was to the detriment of the shareholder.

As of September 30, 2024 and December 31, 2023, the Company had 0 shares of Series A preferred stock issued and outstanding.

Series B Preferred Stock

On November 26, 2018, the Board of Directors of the Company authorized 10 shares of Series B preferred stock with no par value. Each share of Series B preferred stock is entitled to ten million votes and is not convertible into shares of common stock.

On March 8, 2021, the Company filed an amended Certificate of Designation (the “Series B Amendment”) regarding the rights associated with the Company’s shares of Series B preferred stock (the “Series B Preferred Shares”). The Series B Amendment modified the conversion entitlements associated with the Series B Preferred Shares. The conversion entitlements were increased from no conversion into common stock to 10,000,000 shares of common stock for 1 share of Series B Preferred Shares.

The modification of preferred stock rights that included adding a substantive conversion option required the modification to be treated as a redemption of the preferred shares and any difference between the fair value of the modified preferred shares and the carrying amount of the preferred shares be subtracted (or added) to net income (loss) to arrive at income (loss) available to common shareholders in accordance with ASC 260-10-S99-2. Consequently, the Company has recognized a deemed dividend in determining net income or loss attributable to common shareholders as reported in the Statement of Operations and utilized in computing earnings or loss per common share. The Company, at the time of the Series B Amendment, has not yet commercialized the 571 Patent family therefore, the value of the Company was 0. The Company had not sold any shares of common stock from the date of the Series B Amendment in more than two years. Therefore, the value of the change in conversion rights at the time of the Series B Amendment was 0.

As of September 30, 2024 and December 31, 2023, the Company had 0 shares of Series B preferred stock issued and outstanding.

Common Stock

Alpha Modus was incorporated on July 11, 2014, under the laws of the state of Florida with 490,000,000 authorized shares of common stock with $0.0001 par value. The shareholders have one vote per share of common stock.

On March 29, 2024, the Company issued 1,400,000 shares of common stock to JanBella, a related party, as part of the note extension for the note that had matured on January 17, 2024. The shares of common stock were valued at $0.025 per share for a total value of $35,000. The Company recorded the charge of $35,000 as a debt discount and amortized $35,000 as debt discount interest expense during the nine months ended September 30, 2024.

On April 11, 2024, the Company entered into an agreement to retain Maxim Group LLC (“Maxim”) to provide capital market advisory and investment banking services to the Company. The Company shall issue to Maxim (or its designees) an aggregate of 50,000 shares of common stock, which shall be converted into shares of the surviving publicly traded entity (the “Capital Markets Advisory Fee Stock”). The Capital Markets Advisory Fee Stock issued to Maxim shall be registered in the Company’s S-4 Registration Statement (in connection with the De-SPAC Transaction), unrestricted and freely tradeable. In connection with the closing of the De-SPAC Transaction, the Company shall pay to Maxim a non-refundable advisory fee of $300,000, payable upon the Company or its successor’s first capital raise (including any self-directed capital raises) after the closing of the De-SPAC Transaction (the “Advisory Fee”). The 50,000 shares of common stock have been valued at $0.025 per share for a total value of $1,250.

On May 14, 2024, the Company entered into an agreement with Pickwick Capital Partners, LLC (“Pickwick”). The Company and Pickwick previously entered into a certain letter agreement dated March 7, 2023, pursuant to which Pickwick would provide the Company corporate finance and strategic advisory services, and would be compensated for those services (the “Letter Agreement”). During the term of the Letter Agreement, Pickwick introduced the Company to Insight Acquisition Corp., a special purpose acquisition company (“Insight”), and the Company and Insight have entered into a business combination agreement (the “Business Combination”), thereby entitling Pickwick to payment of a success fee under the Letter Agreement. This agreement determined the value of the success fee and method of payment. In accordance with this agreement, the Company issued 195,000 shares of common stock to Pickwick. These shares were valued at $0.025 per share for a total value of $4,875.

On May 16, 2024, the Company entered into a subscription agreement with Polar Multi-Strategy Master Fund (“Polar”), in which Polar agrees to purchase 1,000,000 shares of common stock for $25,000. These shares have been valued at $0.025 per share for a total value of $25,000.

As of September 30, 2024 and December 31, 2023, the Company had 13,645,000 and 11,000,000 shares of common stock issued and outstanding, respectively.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the unaudited financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

NOTE 6 — RESTATEMENTS

Nine Months Ended September 30, 2023

The Company has restated the unaudited financial statements for the nine months ended September 30, 2023 as originally presented.

These unaudited financial statements have been prepared to:

a)	Restate the unaudited financial statements for the nine months ended September 30, 2023 to correct accounting errors;

b)	Restate results for the above noted changes to the unaudited financial statements

The restatements are being made in accordance with ASC 250, “Accounting Changes and Error Corrections.” The disclosure provision of ASC 250 requires a company that corrects an error to disclose that its previously issued financial statements have been restated, a description of the nature of the error, the effect of the correction on each financial statement line item and any per share amount affected for each prior period presented, and the cumulative effect on retained earnings (deficit) in the statement of financial position as of the beginning of each period presented.

The table below sets forth the changes to the balance sheet as of September 30, 2023:

	As Previously Reported	Adjustments	As Restated
ASSETS	$95,423	$5	$95,428	(1)

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued liabilities to related party	$81,327	-	$81,327
Payable to related party, net of discount	713,174	15,999	729,173	(1)(3)
Total current liabilities	794,501	15,999	810,500
Total liabilities	794,501	15,999	810,500

Commitments and contingencies (see Note 5)	-	-	-

Stockholders’ deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
Series A preferred stock, $0.0001 par value, 5,100,000 shares authorized, 0 shares issued and outstanding	-	-	-
Series B preferred stock, $0.0001 par value, 10 shares authorized, 0 shares issued and outstanding	-	-	-
Common stock, $0.0001 par value, 490,000,000 shares authorized, 13,645,000 and 11,000,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1,100	-	1,100
Additional paid-in capital	3,037,548	(340,416)	2,697,132	(2)
Treasury stock	(131,983)	131,983	-	(2)
Accumulated deficit	(3,605,743)	192,439	(3,413,304)	(3)(4)
Total stockholders’ deficit	(699,078)	(15,994)	(715,072)
Total liabilities and stockholders’ deficit	$95,423	$5	$95,428

(1)	Reclassifying accrued liabilities to accrued liabilities to related parties and general and administrative expenses from penalties and settlement expense;

(2)	Reclassifying the repurchase of common shares from shareholders from penalties and settlement expense to equity;

(3)	Reclassifying interest expense into debt discount and the appropriate amortization expense during the nine months ended September 30, 2023.

(4)	Reclassifying expense paid by company for related party to equity.

The table below sets forth the changes to the statement of operations for the nine months ended September 30, 2023:

	Originally Reported	Restatement Adjustment	As Restated
Revenue	$-	$-	$-

Operating expenses
Professional fees	255,854	(109,196)	146,658	(4)
General and administrative expenses	18,051	12,810	30,861	(1)(3)(4)
Total operating expenses	273,905	(96,386)	177,519
Operating loss	(273,905)	96,386	(177,519)

Other income (expenses)
Interest income	-	4	4	(4)
Interest expense	(41,250)	(16,224)	(57,474)	(3)
Penalties and settlement	(85,000)	85,000	-	(1)(2)
Total other income (expense)	(126,250)	68,780	(57,470)
Net loss	$(400,155)	$165,166	$(234,989)

Net loss per common share – basic and diluted	$(0.14)	$0.06	$(0.08)
Weighted average number of shares of common stock – basic and diluted	2,946,405	272	2,946,677

(1)	Reclassifying accrued liabilities to accrued liabilities to related parties and general and administrative expenses from penalties and settlement expense;

(2)	Reclassifying the repurchase of common shares from shareholders from penalties and settlement expense to equity;

(3)	Reclassifying interest expense into debt discount and the appropriate amortization expense during the nine months ended September 30, 2023;

(4)	Reclassifying expenses that were incorrectly categorized into the proper expenses.

The table below sets forth the changes to the statement of stockholders’ deficit for the nine months ended September 30, 2023:

	Common Shares
	As Previously Reported	Adjustments	As Restated
Balance, December 31, 2022	1,162,808	34,400	1,197,208	(1)
Return of common shares for cancellation	-	(36,400)	(36,400	)(1)
Conversion of series A into common stock	5,100	-	5,100
Conversion of series B into common stock	100,000,000	-	100,000,000
Purchase of treasury stock that was cancelled	(90,167,908)	2,000	(90,165,908	)(1)
Net loss for the period	-	-	-
Balance, September 30, 2023	11,000,000	-	11,000,000

	Common Shares
	As Previously Reported	Adjustments	As Restated
Balance, December 31, 2022	$116	$4	$120	(1)
Return of common shares for cancellation	-	(4)	(4	)(1)
Conversion of series A into common stock	1	-	1
Conversion of series B into common stock	10,000	-	10,000
Purchase of treasury stock that was cancelled	(9,017)	-	(9,017)
Net loss for the period	-	-	-
Balance, September 30, 2023	$1,100	$-	$1,100

	Treasury Stock
	As Previously Reported	Adjustments	As Restated
Balance, December 31, 2022	$-	$-	$-
Purchase of treasury stock	(141,000)	141,000	-	(1)
Return of common stock to treasury	9,017	(9,017)	-	(1)
Net loss for the period	-	-	-
Balance, September 30, 2023	$(131,983)	131,983	$-

	Additional Paid-in Capital
	As Previously Reported	Adjustments	As Restated
Balance, December 31, 2022	$3,047,039	$(4)	$3,047,035	(1)
Return of common shares for cancellation	-	(140,996)	(140,996)	(1)
Conversion of series A into common stock	509	-	509
Conversion of series B into common stock	(10,000)	-	(10,000)
Purchase of treasury stock that was cancelled	-	(199,416)	(199,416	)(1)(3)
Net loss for the period	-	-	-
Balance, September 30, 2023	$3,037,548	(340,416)	$2,697,132

	Accumulated Deficit
	As Previously Reported	Adjustments	As Restated
Balance, December 31, 2022	$(3,205,588)	$1	$(3,205,587	)(1)
Imputed interest discount on related party notes	-	27,272	27,272	(2)
Net loss for the period	(400,155)	165,166	(234,989)
Balance, September 30, 2023	$(3,605,743)	$192,439	$(3,413,304)

(1)	Reclassifying the repurchase of common shares from shareholders from penalties and settlement expense to equity.

(2)	Reclassifying interest expense into debt discount and the appropriate amortization expense during the nine months ended September 30, 2023.

(3)	Reclassifying expense paid by company for related party to equity.

The table below sets forth the changes to the statement of cash flows for the nine months ended September 30, 2023:

	Originally Reported	Restatement Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(400,155)	$165,166	$(234,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	-	57,474	57,474	(3)
Change in assets and liabilities:
Accounts payable and accrued expenses	81,327	(81,327)	-	(1)
Accrued liabilities - related party	-	(127,105)	(127,105	)(1)
Net cash used in operating activities	(318,828)	14,208	(304,620)

Cash flows from investing activities:
Net cash provided by investing activities	-	-	-

Cash flows from financing activities:
Proceeds from related party loan	651,408	(51,408)	600,000	(3)
Repayment of notes payable to related parties	(99,163)	37,205	(61,958	)(3)
Repurchase of common stock to cancel	(141,000)	-	(141,000)
Net cash provided by financing activities	411,245	(14,203)	397,042
Net change in cash	92,417	5	92,422

Cash at beginning of period	3,006	-	3,006
Cash at end of period	$95,423	$5	$95,428

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental non-cash information
Renegotiated notes payable	$-	$75,000	$75,000	(4)
Expenses paid by Company for related party	$-	$208,433	$208,433	(2)
Discounts on notes payable applied directly against accumulated deficit	$-	$27,272	$27,272	(3)

(1)	Reclassifying accrued liabilities to accrued liabilities to related parties and general and administrative expenses from penalties and settlement expense;

(2)	Reclassifying the repurchase of common shares from shareholders from penalties and settlement expense to equity;

(3)	Reclassifying interest expense into debt discount and the appropriate amortization expense during the nine months ended September 30, 2023.

(4)	Amount was not disclosed in the original filing.

NOTE 7 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the unaudited financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements other than as set forth below.

On December 13, 2024, the Company, Insight Acquisition Corp., a Delaware corporation (“IAC”), and IAC Merger Sub Inc., a Florida corporation wholly owned by IAC (“Merger Sub”), completed the business combination agreement and plan of merger (the “BCA”) pursuant to which Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of IAC. Each share of Company common stock will be converted into (i) the right to receive Earnout Shares, and (ii) a certain number of shares of IAC Class A Common Stock (“Common Shares”) equal to (x) $110,000,000 divided by the total number of shares of Company capital stock outstanding on a fully diluted basis as of the date of closing, divided by (y) $10 (the “Merger Consideration”), with the maximum aggregate Merger Consideration being 11,000,000 Common Shares issuable to Company common stockholders in the merger. IAC common stock and warrants issued and outstanding immediately prior to the consummation of the merger will continue to be outstanding after the closing of the merger, except that all shares of IAC Class B Common Stock outstanding as of the closing will be converted into the same number of shares of IAC Class A Common Stock as of the closing.